Exhibit 10.5

AMENDMENT NO. 2 TO

DPTS MARKETING LLC

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) is made effective as of June 17, 2013 by and between Dakota Plains Marketing, LLC, a Minnesota limited liability company (“DPM”), Petroleum Transport Solutions, LLC, a Minnesota limited liability company (“PTS”), and DPTS Marketing LLC, a Minnesota limited liability company (the “Company”).

RECITALS:

A.                  DPM, PTS and the Company constitute all of the parties to that certain DPTS Marketing, LLC Amended and Restated Member Control Agreement dated as of June 1, 2012, as amended by Amendment No. 1 to the DPTS Marketing, LLC Amended and Restated Member Control Agreement dated as of August 30, 2012 (the “Agreement”);

B.                  Section 10.5 of the Agreement provides that the Agreement may be amended only upon the written agreement of all of the members of the Company;

C.                  DPM and PTS constitute all of the members of the Company; and

D.                  DPM, PTS and the Company desire to amend the Agreement as set forth in this Amendment.

AGREEMENTS:

NOW THEREFORE, in consideration of the foregoing, the mutual terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1      Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

SECTION 2      Amendment – Initial Term. Section 9.2 of the Agreement is hereby revised to provide for an Initial Term expiring December 31, 2026.

SECTION 3      Amendment – Date References. Each reference in the Agreement to the date “December 31, 2021” is hereby revised to read “December 31, 2026.”

SECTION 4      Continued Effectiveness of Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

SECTION 5      Reference to Agreement. Each reference in the Agreement to “this Agreement”, “herein”, “hereof”, “hereunder”, or words of like import shall mean and refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and any such reference to the Agreement shall be deemed a reference to the Agreement as amended by this Amendment.

SECTION 6      Contingent Contract. This Agreement is contingent upon the execution and delivery of an Amendment No. 2 to Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement (the “Other Amendment”). If no such Other Amendment is fully executed and delivered, this contract will be null and void.

SECTION 7      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The electronic or facsimile transmission of a signature page, by one party to the other(s), shall constitute valid execution and acceptance of this Amendment by the signing/transmitting party.

SECTION 8      Governing Law. This Amendment is governed by and shall be construed and enforced in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company and its Members have executed this Amendment effective as of the date first above written.

DPTS MARKETING LLC

By:	/s/ Carlos R. Cuervo
Name: Carlos R. Cuervo
Its: Chief Manager

DAKOTA PLAINS MARKETING, LLC

By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Its: Chief Executive Officer

PETROLEUM TRANSPORT SOLUTIONS, LLC

By:	/s/ Ronald Crowell
Name: Ronald Crowell
Its: Sr. Vice President-Finance

Signature Page to Amendment No. 2 to DPTS Marketing LLC Amended and Restated Member Control Agreement